EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

The undersigned, Robert S. Herlin, President and Chief Executive Officer of Evolution Petroleum Corporation (the “Company”), certifies in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Report”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 15th day of May, 2009.

/s/ ROBERT S. HERLIN
Robert S. Herlin
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Evolution Petroleum Corporation and will be retained by Evolution Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certificate is being furnished to the Securities and Exchange Commission as an exhibit to this Form 10-Q and shall not be considered filed as part of the Form 10-Q.